EXHIBIT 21

                             SCHEDULE OF AFFILIATES

AS OF DECEMBER 31, 1999

                                                                   PERCENTAGE OF
           AFFILIATE                      INCORPORATION              OWNERSHIP
--------------------------------    --------------------------     -------------
DONNELLY MIRRORS LIMITED            ORGANIZED UNDER THE LAWS         100%
                                    OF THE REPUBLIC OF IRELAND

DONNELLY VISION SYSTEMS             ORGANIZED UNDER THE LAWS         100%
EUROPE LIMITED                      OF THE REPUBLIC OF IRELAND

DONNELLY EUROTRIM LIMITED           ORGANIZED UNDER THE              100%
                                    LAWS OF THE REPUBLIC
                                    OF IRELAND

DONNELLY DE MEXICO, S.A. DE C.V.    ORGANIZED UNDER THE LAWS         100%
                                    OF MEXICO

DONNELLY EUROGLAS SYSTEMS, SARL     ORGANIZED UNDER THE              100%
                                    LAWS OF FRANCE

DONNELLY HOLDING GmbH               ORGANIZED UNDER THE              100%
                                    LAWS OF GERMANY

DONNELLY INTERNATIONAL, INC.        MICHIGAN                         100%

DONNELLY TECHNOLOGY, INC.           MICHIGAN                         100%

DONN-TECH INC.                      MICHIGAN                         100%

DONNELLY RECEIVABLES CORPORATION    MICHIGAN                         100%

INFORMATION PRODUCTS, INC.          MICHIGAN                         100%

DONNELLY SCANDINAVIA A.B.           ORGANIZED UNDER THE              100%
                                    LAWS OF SWEDEN

DONNELLY INVESTMENTS, INC.          MICHIGAN                         100%

DONNELLY HOHE VERWALTUNGS GmbH      ORGANIZED UNDER THE              74%
                                    LAWS OF GERMANY

DONNELLY HOHE ESPANA S.A.           ORGANIZED UNDER THE              68.6% (A)
                                    LAWS OF SPAIN

DONNELLY HOHE ICA LDA               ORGANIZED UNDER THE              68.6% (B)
                                    LAWS OF PORTUGAL

DONNELLY HOHE GmbH & CO. KG         ORGANIZED UNDER THE              66.7%
                                    LAWS OF GERMANY


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


DONNELLY HOHE SCHLEIZ GmbH                     ORGANIZED UNDER THE     66.7%(C)
                                               LAWS OF GERMANY

DONNELLY HOHE PARIS, SARL                      ORGANIZED UNDER THE     66.7%(D)
                                               LAWS OF FRANCE

SHANGHAI DONNELLY FU HUA WINDOW                ORGANIZED UNDER THE     50%
SYSTEMS COMPANY LTD.                           LAWS OF CHINA

SHUNDE DONNELLY ZHEN HUA                       ORGANIZED UNDER THE     25%(E)
AUTOMOTIVE SYSTEMS CO. LTD.                    LAWS OF CHINA

SHANGHAI DONNELLY GANGXIANG AUTOMOTIVE         ORGANIZED UNDER THE     25%(F)
SYSTEMS CO. LTD.                               LAWS OF CHINA

DONNELLY YANTAI ELECTRONICS CO. LTD.           ORGANIZED UNDER THE     50%
                                               LAWS OF THE PEOPLES
                                               REPUBLIC OF CHINA

VARITRONIX EC (MALAYSIA) SDN. BHD.             ORGANIZED UNDER THE     50%
                                               LAWS OF MALAYSIA

DONNELLY ARTEB LTDA                            ORGANIZED UNDER THE     50%
                                               LAWS OF BRAZIL

DONNELLY ELECTRONICS, INC.                     MICHIGAN                18%

KAM TRUCK COMPONENTS, INC.                     MICHIGAN                17%

APPLIED IMAGE GROUP                            NEW YORK                13%

SCHOTT-DONNELLY L.L.C. SMART GLASS SOLUTIONS   DELAWARE                50%

(A) 21.8% of Donnelly Hohe Espana S.A. is owned directly by Donnelly Corporation and 70.2% owned by Donnelly Hohe GmbH & CO. KG (66.7% of the equity of which is owned by Donnelly Corporation).

(B) 100% of Donnelly Hohe ICA Lda is owned by Donnelly Hohe Espana S.A., 21.8% of which is owned directly by Donnelly Corporation and 70.2% of which is owned by Donnelly Hohe GmbH & CO. KG (66.7% of the equity of which is owned by Donnelly Corporation).

(C) 100% of Donnelly Hohe Schleiz GmbH is owned Donnelly Hohe GmbH & CO. KG (66.7% of the equity of which is owned by Donnelly Corporation).

(D) 99.8% of Donnelly Hohe Paris, SARL is owned by Donnelly Hohe GmbH & CO. KG (66.7% of the equity of which is owned by Donnelly Corporation).

(E) Donnelly Corporation's ownership is being reduced to 25% from 30% pending approval from Chinese authorities when Donnelly Corporation sells a 5% interest to Ganxiang.

(F) 12% of this interest is being funded when Donnelly Corporation sells a 5% interest of Donnelly Zhen Hua to Ganxiang, pending approval from Chinese authorities.